EXHIBIT 20.1






                                   BELLAVISTA
                                   ----------
                                    CAPITAL




                            2008 Shareholder Meeting

                                February 26, 2008

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

                                 MEETING AGENDA


I.  Formal Meeting
        A. Call to Order
        B. Verification of Quorum
        C. Election Results
        D. Adjournment


II. Shareholder Presentation
        A. BellaVista Team
        B. Residential Real Estate Market
        C. 2007 at BellaVista Capital
        D. 2007 Financial Review
        E. 2008 Outlook
        F. Shareholder Liquidity
        G. Q & A


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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                           FORWARD-LOOKING STATEMENTS

This presentaiton contains forward-looking statements. These include statements regarding the Company's future financial results, operating results, business strategies, projected costs and capital expenditures, investment portfolio, competitive positions, and plans and objectives of management for future operations. Forward-looking statements may be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "seek," "target," and "continue," or the negative of these terms, and include the assumptions that underlie such statements. The Company's actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties. All forward-looking statements in this presentation are based on information available to the Company as of the date hereof and the Company assumes no obligation to update any such statements.

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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL
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                              THE BELLAVISTA TEAM


Name                            Posititon
------------------              ---------------------------------

William Offenberg               Chairman
Jeffrey Black                   Director
Patricia Wolf                   Director, Secretary
Robert Puette                   Director
Michael Rider                   Director, President/CFO



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                         Residential Real Estate Market


> Subprime implosion has caused significant damage and major disruption across all of the mortgage, credit and real estate markets
   o Set off a downward spiral that has spread to other major credit markets: home equity lines, auto loans, credit cards
   o The overall economy is now being impacted: unemployment rate, inflation, the dollar and consumer confidence
> Public homebuilders contiue to dramatically reduce prices and increase incentives to move existing inventory
> Spectulators in entry level housing and condo markets came in droves for "quick flip" profits
   o  Have been crushed by rapidly falling prices and their own stampede to sell
   o  Resulting in further price decreases and inventory buildup



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                         Residential Real Estate Market



> The resulting market weakness has lead to higher than predicted decreases in pricing and sales rates
>  Many entry level buyers no longer qualify
> Qualified buyers are in holding pattern, waiting for further price reductions and incentives
> Unparalleded loan write downs at all major financial institutions: Citibank, Merrill Lynch, etc.
>  Economists expect a continuation of these trends through 2009



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                         Residential Real Estate Market



                                                  Unit Sales
                             --------------------------------------------------
                                 2005         2006         2007        % Chg
---------------------------  -----------  -----------  -----------  -----------

SF Bay                            9,347        8,372        5,065         -46%

---------------------------  -----------  -----------  -----------  -----------

So Cal                           28,952       24,209       13,240         -54%

---------------------------  -----------  -----------  -----------  -----------

California                       52,800       43,431       25,585         -52%

---------------------------  -----------  -----------  -----------  -----------






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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                         Residential Real Estate Market




                                                 Median Price
                             --------------------------------------------------
                                 2005         2006         2007        % Chg
---------------------------  -----------  -----------  -----------  -----------

SF Bay                          609,000      618,000      588,000         -05%

---------------------------  -----------  -----------  -----------  -----------

So Cal                          479,000      490,000      425,000         -13%

---------------------------  -----------  -----------  -----------  -----------

California                      458,000      472,000      402,000         -15%

---------------------------  -----------  -----------  -----------  -----------





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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                         Residential Real Estate Market



                                                  Unit Sales
                             --------------------------------------------------
                                Dec '05      Dec '06      Dec '07        % Chg
---------------------------  -----------  -----------  -----------  -----------

Public
Hombuilders                         $56          $44          $16         -64%

---------------------------  -----------  -----------  -----------  -----------

Mortgage
Investments                         $47          $57          $26         -54%

---------------------------  -----------  -----------  -----------  -----------

Money Center
Banks                               $44          $50          $34         -32%

---------------------------  -----------  -----------  -----------  -----------

Wall Street
Brokers                             $67          $94          $75         -20%

---------------------------  -----------  -----------  -----------  -----------
Average stock prices of largest five publicly traded companies in each industry sector






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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                           2007 at BellaVista Capital




>   Villa Cortona condos all sold resulting in a solid return on investment
> Gilmartin (Marin) single family residence, the final REO property, completed and now on the market at $6.5M
>   Increased liquidity with a new credit line
> Stopped originating new subordinated debt and equity investments by beginning of 2007
>   Shifted portfolio with new loans in:
    o  First and second deeds of trust with smaller amounts invested per loan ($400k - $1m)
    o  Cash flowing commercial properties
>   Continued to critically evaluate all investments:
    o  Take timely actions in project management and valuations
>   Prevailed on all claims in major shareholder lawsuit
> Board of Directors continues to meet monthly to provide management oversight, assistance and review of all investments






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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                               OPERATING EXPENSES





                                           In thousands except per share amounts
                                           -----------  -----------  -----------
                                            Year Ended   Year Ended   Year Ended
                                                Dec-06       Dec-07      Dec-08*
-----------------------------------------  -----------  -----------  -----------
Salaries & Benefits                           $   599      $   579      $   470
-----------------------------------------  -----------  -----------  -----------
Facilities                                    $    89      $    92      $    38
-----------------------------------------  -----------  -----------  -----------
Legal & Accounting                            $   189      $   304      $   234
-----------------------------------------  -----------  -----------  -----------
Board of Directors & Insurance                $   245      $   334      $   338
-----------------------------------------  -----------  -----------  -----------
General & Administrative                      $    88      $   102      $    60
-----------------------------------------  -----------  -----------  -----------
REO & Nonrecurring                            $   675      $   353      $   575
-----------------------------------------  -----------  -----------  -----------
   Total                                      $ 1,885      $ 1,764      $ 1,715
-----------------------------------------  -----------  -----------  -----------


-----------------------------------------  -----------  -----------  -----------
Per weighted average share                    $  0.13      $  0.13      $  0.14
-----------------------------------------  -----------  -----------  -----------
Projected



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                             2007 Portfolio Activity


>   6 Investments paid off - $8.9 million
    o   4 First Trust Deeds - $4.9 million
    o   2 Subordinated debt - $4.0 million

>   20 Performance Investments - $35.1 million
    o   16 First Trust Deeds - $23.4 million
    o   3 Subordinated debt - $7.9 million
    o   1 Joint Venture Investment - $3.8 million

>   6 Impaired Investments - $8.7 million (impaired by $15.8 million)
    o   1 First Trust Deed - $5.5 million
    o   1 Subordinated debt - $0
    o   4 Joint Venture Investment - $3.2 million

>   1 Real Estate Owned - $5.4 million




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                     NRV Revenues - Performing Investments


                                           -----------  -----------
                                            Year Ended   Year Ended
                                                Dec-06       Dec-07
-----------------------------------------  -----------  -----------
First Trust Deeds                             $ 2,198      $ 2,611
-----------------------------------------  -----------  -----------
Subordinated Debt                             $ 1,473      $ 2,116
-----------------------------------------  -----------  -----------
JV Investments                                $ 1,134      $   350
-----------------------------------------  -----------  -----------
   Total                                      $ 4,805      $ 5,077
-----------------------------------------  -----------  -----------

-----------------------------------------  -----------  -----------
Per weighted average share                    $  0.32      $  0.36
-----------------------------------------  -----------  -----------
In thousands except per share amounts



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                   Impairments


                                           -----------  -----------
                                            Year Ended   Year Ended
                                                Dec-06       Dec-07
-----------------------------------------  -----------  -----------
First Trust Deeds                             $     0    $  -2,093
-----------------------------------------  -----------  -----------
Subordinated Debt                             $     0    $  -2,197
-----------------------------------------  -----------  -----------
JV Investments (most originated in 2005,
18 to 24 months prior to market
implosion)                                    $     0    $ -11,550
-----------------------------------------  -----------  -----------
   Total                                      $     0    $ -15,840
-----------------------------------------  -----------  -----------

-----------------------------------------  -----------  -----------
Per weighted average share                    $  0.00    $  - 1.13
-----------------------------------------  -----------  -----------
Affect to NRV In thousands except per share amounts



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                2007 Impairments


>   4 Complete write-off with no residual value
    o   1 Subordinated debt and 3 JV Investments
        -   Subordinate to large construction loans
        -   As price and sale rate declined, we were foreclosed out by lender

>   2 Reposititioned Projects
    o   Condos converted to rental use
        -   Condo values decreased significantly due to overbuilding/conversion
        -   Rental market has remained strong and in some areas strengthened
        -   BVC repositioned project to rental use
        -   BVC strategy - Rent and Hold
        -   BVC exit - Sell as rental units with condo use to cash flow investor
        -   Partial write-off - rental units versus owner occupied
    o   Condos partially converted to short term rentals
        - Locations that have good potential increase in value when market recovers
        -   BVC strategy - Operate as hybrid - offer for sale or rent
        -   Rental income defrays some of the holding costs
        -   BVC exit - Sell as condos when market improves




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                   NRV Summary


-----------------------------------------------------  -----------  -----------
                                                        Year Ended   Year Ended
                                                            Dec-06       Dec-07
-----------------------------------------------------  -----------  -----------
NRV Revenues                                              $  0.32      $  0.36
-----------------------------------------------------  -----------  -----------
Impairments                                               $  0.00      $ -1.13
-----------------------------------------------------  -----------  -----------
Operating Expenses                                        $ -0.13      $ -0.13
-----------------------------------------------------  -----------  -----------
Share Repurchases                                         $  0.15      $  0.23
-----------------------------------------------------  -----------  -----------
-----------------------------------------------------  -----------  -----------
    Change in NRV                                         $  0.34      $ -0.67
-----------------------------------------------------  -----------  -----------
    Beginning NRV                                         $  4.23      $  4.57
-----------------------------------------------------  -----------  -----------
    Ending NRV                                            $  4.57      $  3.90
-----------------------------------------------------  -----------  -----------

Weighted average NRV per share



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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                  Current Portfolio




>       Investment Type

>       Geographical

>       Price Point





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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                 INVESTMENT TYPE



                                                        Dec '06         Dec '07
                      --------------------------  --------------  --------------
                       First Trust Deed                     51%             66%
                      --------------------------  --------------  --------------
                       Subordinated TD                      26%             18%
 [graphic omitted]    --------------------------  --------------  --------------
                       JV Equity                            23%             16%
                      --------------------------  --------------  --------------

                      Percentage based on NRV




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                            GEOGRAPHICAL

                                                        Dec '06         Dec '07
                      --------------------------  --------------  --------------
                       SF Bay                               49%             67%
                      --------------------------  --------------  --------------
                       Central Valley                       23%             16%
 [graphic omitted]    --------------------------  --------------  --------------
                       Southern CA                          19%             12%
                      --------------------------  --------------  --------------
                       Other                                 9%              5%
                      --------------------------  --------------  --------------

                      Percentage based on NRV





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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                   PRICE POINT



                                                        Dec '06         Dec '07
                      --------------------------  --------------  --------------
                       Under $500,000                       50%             47%
                      --------------------------  --------------  --------------
                       $500,000 - $750,000                  26%             36%
 [graphic omitted]    --------------------------  --------------  --------------
                       $750,000 - $1 Million                24%             17%
                      --------------------------  --------------  --------------

                      Percentage based on NRV


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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                  2008 Outlook


>    The residental real estate market is expected to remain very weak through
     2009
> Our return expectations for 2008 have been lowered as a number of our high yield investments have been impaired
>    The company is working to protect value
     o Manage existing investments with a "rent and hold" strategy where appropriate
>    Focus of new investments
     o   Deeds of trust with smaller principal amounts $400,000 - $1 million)
     o   Monthly cash interest payments
     o   Cash flowing commercial properties
>    Expense reduction and restructuring
     o   Further outsourcing of loan servicing and origination
     o   Office and staff relocation


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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                           Restructuring 2007 and 2008


> Reassessed protfolio, staffing and infrastructure relative to weakening market conditions and expectations of continued weakness
>    Wrote down investments to reflect market conditions
>    Staffing was reduced from 4 to 2 in 3Q 2007
> Board chairman began to function as executive chairman in an operating capacity in 3Q 2007
> Palo Alto office will be closed in March 2008 and offices will be consolidated with Cupertino Capital in Los Gatos
>    President to transition out in second half of 2008
> All loan origination, servicing and asset management will be outsourced to Cupertino Capital by end of 2008


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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                           So ... Why Not Liquidate Now?


>    Liquidating today would result in a significant discount from NRV
     o   Unfinished projects
     o   Uncertain time horizons
     o   Continued uncertain market conditions







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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                            Managed Asset Liquidation



>    To maximize value of existing investments
     o   3 - 5 years to complete and sell
     o   Capital necessary to complete and manage existing investments
         -   Repositioned projects
         -   Performing projects under development
>    Retained capital will be invested in deeds of trust until required
> Excess available capital can be used to fund annual shareholder liquidity program





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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                          Shareholder Liquidity Program



>    Two years ago our goal was to implement a shareholder liquidity program in
     2009
> Liquidity will be provided in the form of a stock repurchase, subject to available capital
     o   Deliver cash to shareholders in a tax efficient manner as a sale of stock
>    Expected January 2009 and annually thereafter
>    Allocate a portion of income and liquid assets
     o   Based on then-current portfolio and market conditions
> Repurchase price will be equal to NRV less a discount that reflects then-current market and portfolio riskes





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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Question:

     If you were a shareholder, how would you feel about the performance of the portfolio?








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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Answer:

>     Board of Directors are substantial shareholders (959,000 shares = 7.6%)
>     NRV drop of 15% must be viewed in light of the real estate market




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Question:

     For the last six months we have learned from the media about the sub-prime mortgage fiasco and the dire position in which it has put financial institutions. In view of this information, what has the company done to take a defensive posture so our investment would be protected?








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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Answer:

>     No new subordinated debt or equity investments since late 2006
> Evaluated each intestment and developed strategies to maximize potential value
> Wrote down investments to reflect current market realities of lower sales prices and longer absorption periods




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Question:

     Given the decline in share value, how does the board justify the salary level and bonus arrangement for management for what in essence has been a four-person company?








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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Answer:

> Management team has broad scope of responsibilities including the sourcing and servicing of loans and asset management
> Compensation packages, including bonuses were reviewed by outside compensation specialist
>     Based on 2007 NRV performance, no bonuses were earned or paid




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Question:

     Based on your 2007 results, in appears that you should have liquidated the company two years ago as proposed by some shareholders. Can you comment on that?








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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Answer:

> In 2004 Jeff Black initiated a shareholder proposal to conduct an orderly liquidation of the company
>     The shareholders voted not to liquidate




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Question:

     Why were our subordinated debt and joint venture investments impacted so severely?








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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Answer:

> Subordinated debt and joint venture investments were designed to increase returns as part of an overall diversified investment strategy
> The unprecedented market decline resulted in large impairments in these higher risk investments
> The performance of the balance of our portfolio, as well as our response to various tender offers, has moderated the decline in share value




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Question:

     Do you expect to report any further impairments in the portfolio?








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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                      Q & A


Answer:

> We believe we have taken appropriate write downs based on the current market environment
> The length and depth of the current market downturn cannot be accurately predicted
> We will continue to monitor investments and will adjust valuations as appropriate




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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                                     Summary



>    Maximize Value
     o   Sell remaining REO property
     o   Execute a "rent and hold" strategy for repositioned properties
     o   Manage completion of performing investments
>    Execute 2008 restructuring plan
     o   Relocate office
     o   Outsource loan origination, servicing and asset mgt
>    Invest retained capital in deeds of trust
>    Implement annual shareholder liquidity in January 2009





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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL

                              END OF PRESENTATION










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2008 Shareholder Meeting                                        BellaVista
February 26, 2008                                               ----------
                                                                 CAPITAL